Exhibit 99.1

MANUFACTURING OPERATIONS OF WICOR, INC.

Consolidated Financial Statements as of and for the year ended

December 31, 2003 and Independent Auditors’ Report

MANUFACTURING OPERATIONS OF WICOR, INC.

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2003:

Consolidated Balance Sheet	2

Consolidated Statement of Income	4

Consolidated Statement of Business Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Pentair, Inc.:

We have audited the accompanying consolidated balance sheet of the Manufacturing Operations of WICOR, Inc. and subsidiaries (the “Company”) as of December 31, 2003, and the related consolidated statements of income, business equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

February 4, 2004

MANUFACTURING OPERATIONS OF WICOR, INC.

CONSOLIDATED BALANCE SHEET

In Thousands	December 31 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$25,426
Accounts receivable (less allowance for doubtful accounts of $5,492)	139,880
Inventories	129,172
Deferred income taxes	6,308
Other	7,488

Total current assets	308,274

PROPERTY, PLANT AND EQUIPMENT, AT COST:
Land	10,742
Buildings	37,224
Machinery and equipment	140,981
Construction in progress	4,359

193,306
Less: accumulated depreciation	69,116

Net property, plant and equipment	124,190

OTHER ASSETS:
Goodwill	392,874
Other intangible assets, net	66,216
Prepaid pensions	42,474
Other	3,003

504,567

TOTAL ASSETS	$937,031

See notes to consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONSOLIDATED BALANCE SHEET

In Thousands	December 31 2003
LIABILITIES AND BUSINESS EQUITY

CURRENT LIABILITIES:
Short-term borrowings	$19,145
Current maturities of long-term debt	950
Accounts payable	52,161
Accrued payroll and benefits	21,137
Debt and payables due to WEC	66,743
Accrued taxes	11,744
Other	37,079

Total current liabilities	208,959

LONG-TERM DEBT, less current maturities	230,785

POST-RETIREMENT BENEFITS	15,146
DEFERRED INCOME TAXES	76,680
OTHER LIABILITIES	11,292
MINORITY INTEREST	2,572
BUSINESS EQUITY	391,597

TOTAL LIABILITIES AND BUSINESS EQUITY	$937,031

See notes to consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONSOLIDATED STATEMENT OF INCOME

In Thousands	Twelve months ended December 31 2003
NET SALES	$746,067
COST OF GOODS SOLD	557,582

Gross profit	188,485

SELLING AND ADMINISTRATIVE EXPENSES	121,543

Operating income	66,942

INTEREST EXPENSE	19,816
OTHER (INCOME)/EXPENSE, NET	(1,603)

Income before income taxes and minority interest	48,729

INCOME TAX EXPENSE	17,872
MINORITY INTEREST IN SUBSIDIARY INCOME	140

NET INCOME	$30,717

See notes to consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONSOLIDATED STATEMENT OF BUSINESS EQUITY

In Thousands	December 31 2003
BUSINESS EQUITY, BEGINNING OF YEAR	$351,319

Net income	30,717
Foreign currency translation adjustments	7,794
Minimum pension liability adjustment, net of tax of $228	(439)

Total comprehesive income	38,072

TAX BENEFIT OF STOCK OPTIONS EXERCISED	2,193
OTHER	13

BUSINESS EQUITY, END OF YEAR	$391,597

See notes to consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

In Thousands	Twelve months Ended December 31 2003
OPERATING ACTIVITIES:
Net income	$30,717
Non-cash items included in net income:
Depreciation and amortization	23,105
Deferred income taxes	6,463
(Gain)/Loss on disposal of fixed assets	(140)
Minority interest in subsidiary income	140
Changes in assets and liabilities:
Accounts receivable	(8,417)
Inventories	12,623
Other current assets	(2,509)
Accounts payable	11,122
Other current liabilities	8,441
Accrued taxes	4,252
Other	5,025

Net cash provided by operating activities	90,822

INVESTING ACTIVITIES:
Capital expenditures	(10,377)
Proceeds from the sale of property, plant, and equipment	588
Acquisition of businesses, net of cash acquired	267

Net cash used in investment activities	(9,522)

FINANCING ACTIVITIES:
Change in short-term borrowings	(5,343)
Change in debt and payables due to WEC	(58,304)
Payment of long-term debt	(796)

Net cash used in financing activities	(64,443)

INCREASE IN CASH AND CASH EQUIVALENTS	16,857
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,569

CASH AND CASH EQUIVALENTS, END OF YEAR	$25,426

See notes to consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of the Manufacturing Operations of WICOR, Inc. (the “Company”), which include WICOR Industries, LLC (formerly WICOR Industries, Inc.) and its wholly-owned subsidiaries: Sta-Rite Industries, LLC (“Sta-Rite”, formerly Sta-Rite Industries, Inc.), SHURflo, LLC (“Shurflo”, formerly SHURflo Pump Manufacturing Co.), and Hypro, LLC (“Hypro”, formerly Hypro Corporation). The Manufacturing Operations of WICOR, Inc. do not include the other utility businesses owned by WICOR, Inc. The Company is a wholly-owned subsidiary of Wisconsin Energy Corporation (“WEC”).

Nature of Operations - The Company engages in the manufacturing and sales of pumps and processing equipment used to pump, control, transfer, hold and filter water and other fluids. The Company’s products are used primarily in water system, water treatment, pool and spa, agriculture, recreational vehicle/marine and beverage/food service applications. The Company markets its manufactured products in 106 countries and has twenty-one manufacturing plants and thirty-two sales/distribution centers worldwide. At December 31, 2003, approximately 2% of the Company’s labor force was covered by collective bargaining agreements that expire in 2005.

Foreign Currencies - The local currency is the functional currency for each of the Company’s international operations. The financial statements of the international operations are translated as follows: all assets and liabilities at year-end exchange rates; revenues and expenses at average exchange rates; and business equity at historical exchange rates. Gains and losses from translating non-U.S. subsidiaries financial statements are recorded directly in business equity in the period incurred. Total net foreign currency transaction gains were $1,056,000 in 2003.

Inventories - Inventories are stated at cost, which does not exceed market. The last-in, first-out (LIFO) method was used to determine the cost for approximately 75% of the inventories at December 31, 2003. The first-in, first-out (FIFO) method was used to determine the cost for the remaining inventories. If the FIFO method had been used exclusively, inventories would have been approximately $1,160,000 higher at December 31, 2003.

Inventories consist of the following as of December 31:

2003
(In Thousands)
Raw materials and purchased parts	$48,089
Work in process	15,749
Finished goods	65,334

Total	$129,172

Depreciation - Depreciation of property is calculated under the straight-line method over the estimated useful lives of the assets (3 to 10 years for equipment and 30 years for buildings) and is primarily included in cost of goods sold.

Advertising – Advertising expense is expensed as incurred to selling, general and administrative expense, and totaled approximately $4 million in 2003.

Impairment of Long-Lived Assets - Property, plant and equipment and other long-term assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If circumstances indicate that the carrying amount may not be recoverable, then a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. There were no adjustments to the carrying value of long-lived assets in 2003.

Warranty - The Company offers a general warranty for the duration of one year from the date of installation, or 18 months from the date of manufacture if no installation date is known. In addition, the Company’s retail channel customers have additional warranty return practices, which are also included in the Company’s warranty costs. While these retail warranty allowances are not guaranteed, they are inseparable from guaranteed product warranty. The Company accrues for warranty expenses at the time of sale.

Income Taxes - In accordance with an agreement with WEC, the income and expenses of the Company and its domestic subsidiaries are included in the consolidated Federal income tax return of WEC. This agreement provides in effect, that any tax benefit or liability incurred by WEC from such inclusion in its consolidated Federal income tax return is to be currently reimbursed to, or paid by, the Company. For financial reporting purposes, the Company’s income tax provision has been computed as if the Company filed a separate Federal income tax return. The Company has provided deferred income taxes to reflect tax effects of reporting book and taxable income in different periods.

Related Party Transactions - Certain expenses incurred by WEC and WICOR on behalf of the Company are included in the Company’s financial statements. The Company was charged $1.6 million during 2003 by WEC for allocated administrative expenses. The Company paid $158,000 to Wisconsin Electric Power Company (a subsidiary of WEC) and $439,000 to an affiliated company for various natural gas charges for the year ended December 31, 2003.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenues when all of the following conditions are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) delivery has occurred. The Company establishes an accrual for estimated future product returns in the period in which the sale is recorded. Estimated returns are based upon past experience and include assumptions of the expected return period, gross profit margin, and volume of sales returns.

Cash Equivalents - Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less at the date of acquisition.

Supplemental Cash Flow Disclosures - Interest paid was $19.3 million for the year ended December 31, 2003. Income taxes paid (including amounts paid to WEC) were $9.9 million for the year ended December 31, 2003.

Shipping and Handling Revenues and Costs - Shipping and handling fees billed to customers are included in net sales. Shipping and handling expenses are included in cost of goods sold.

Research and Development - Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at discovery of new knowledge which will be useful in developing new products or processes, or significantly enhancing existing products or production processes, and the implementation of such through design, testing of product alternatives or construction of prototypes. The Company expenses all incurred research and development costs. Research and development costs were $6.1 million for the year ended December 31, 2003.

Operating Leases - Rental expense for all operating leases was $7.0 million for the year ended December 31, 2003. Minimum scheduled lease payments in each of the next five years are - 2004 - $5.9 million; 2005 - $4.5 million; 2006 - $4.1 million; 2007 - $3.3 million; 2008 – $2.9 million and thereafter $9.1 million.

Stock-based Employee Compensation - Certain key employees of the Company participate in a stock incentive plan sponsored by WEC and are granted options to purchase shares of WEC stock. The Company accounts for those grants under APB Opinion No. 25, “Accounting for Stock Issued to Employees”. No stock-based employee compensation expense has been recorded as these options were granted with exercise prices equal to or exceeding the market value of WEC’s common stock on the date of grant. Any tax benefits associated with the exercise of such options are allocated by WEC to the Company. The pro forma impact on net income of applying the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS No. 148, to these grants is not material. The fair value of options at date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions: risk free interest rate 4.5%, dividend yield 3.1%, expected volatility 25.73%, and expected life of 10 years.

Derivatives - The Company has limited involvement with derivative financial instruments and does not use them for trading or speculative purposes. Forward contracts are used to hedge foreign exchange exposure resulting from purchases or sales of products. On January 1, 2001, the Company adopted SFAS No. 133, “Accounting For Derivative Instruments and Hedging Activities.” SFAS 133 establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. At December 31, 2003, outstanding foreign currency contracts and any related gains and losses are not material.

2.	MERGERS AND ACQUISITIONS

On December 3, 2003, the Company acquired an additional 47% ownership in its water systems joint venture company in China, bringing total ownership to 80%. The purchase price was approximately $4.2 million and was financed using cash and WEC intercompany debt. This acquisition of additional ownership interest was accounted for as a purchase and the results of operations of the acquired company were included in the consolidated financial statements of the Company from the acquisition date. The purchase price was allocated to the net assets based upon a preliminary estimate of their estimated fair market values and resulted in no recorded goodwill. The purchase price allocation will be finalized in 2004 and is not expected to have a material impact on the consolidated financial statements. Pro forma information related to this acquisition is not provided as the impact is not material.

3.	GOODWILL AND OTHER INTANGIBLE ASSETS

On June 30, 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets”. Under this new standard, goodwill acquired after June 30, 2001 is not amortized over its useful life and starting January 1, 2002, amortization expense is no longer recorded for goodwill and other indefinite lived intangibles acquired on or before June 30, 2001. SFAS 142 requires that goodwill and other indefinite lived intangibles be assessed at least annually for impairment by applying a fair-value-based test.

The Company adopted the provisions of SFAS No. 142 effective January 1, 2002. SFAS No. 142 requires that a new fair-market-value test be applied to determine if goodwill and other intangible assets with indefinite lives are impaired based on their values as of January 1, 2002. The Company has determined that there was no impairment to the recorded goodwill and indefinite lived intangibles at the time of adoption of SFAS No. 142. The Company has elected to perform its annual impairment test as of August 31. There was no impairment of the recorded goodwill balance during 2003.

The following table illustrates the changes in recorded goodwill during 2003:

Goodwill balance at 1/1/2003	$390,194
Finalization of 2002 purchase price allocation of Aermotor	1,581
Finalization of Shurflo product line purchase allocation	21
Currency translation	1,078

Goodwill balance at 12/31/2003	$392,874

For the year ended December 31, 2003, the Company recognized amortization expense of $1.6 million on other intangibles with finite lives. Other intangibles with finite lives have scheduled amortization estimated to be $1,612,000, $1,601,000, $1,598,000, $1,219,000, and $1,217,000 for the years ended December 31, 2004, 2005, 2006, 2007, and 2008, respectively. Other finite lived intangibles consist of the following (in thousands):

	December 31, 2003
	Gross Carrying Amount	Accumulated Amortization	Other Intangibles, Net
Patents	$10,279	$4,715	$5,564
Engineering drawings	8,161	2,516	5,645
General intellectual property	2,877	426	2,451
Other	70	22	48

Other intangibles	$21,387	$7,679	$13,708

Other intangibles with finite lives are amortized over their expected useful lives of 7 to 40 years. The weighted average amortization period by intangible asset class is as follows: Patents - 13 years; Engineering drawings - 12 years; General intellectual property – 38 years; and Other – 8 years.

Indefinite lived intangibles consist of trademarks and trade names, with a net carrying amount of $52.5 million as of December 31, 2003. There were no impairments of indefinite lived intangibles during 2003.

4.	ACCRUED WARRANTY AND OTHER GUARANTEES

The Company’s accrued warranty costs of $7,743,000 at December 31, 2003 are included in Other Current Liabilities on the consolidated balance sheets. The following table summaries warranty activity in 2003 (in thousands):

Warranty Reserve at 1/1/2003	$7,462
Warranty payments	(14,109)
Warranty expense related to 2003 sales	14,390

Warranty Reserve at 12/31/2003	$7,743

The Company has also guaranteed the indebtedness of a customer, whose outstanding debt at December 31, 2003 was $2.0 million. The debt amount is a declining balance and scheduled to be paid in full by June 2007. The Company has not recorded a liability relating to this amount.

5.	BORROWINGS

The Company had a total of $293.7 million of debt due WEC at December 31, 2003. Of this amount, $227 million is considered long-term, and was recorded in connection with the WEC purchase of the Company in 2001. This debt has no specific due date, and is represented by an interest bearing promissory note that is subordinated to all other indebtedness, liabilities, and obligations of the Company and its subsidiaries. The interest rate on such note, based on WEC’s blended borrowing rate, was 6.0% at December 31, 2003. The current debt of $56.8 million due WEC at December 31, 2003 is due on demand, and bears interest at WEC’s blended borrowing rate in 2003. The interest rate on current debt due WEC was 6.0% at December 31, 2003. The total interest expense was $12.8 million on long-term debt due WEC, and $5.2 million on short-term debt due WEC for the year ended December 31, 2003. The Company also had non-interest bearing payables due WEC of $9.9 million at December 31, 2003.

At December 31, 2003, the Company had short-term debt borrowings on various unsecured foreign lines of credit of $19.1 million, with a weighted average interest rate of 3.1%. The Company has arranged credit lines from foreign lenders, which allow it to borrow in the applicable local currency. These lines of credit total $52.4 million as of December 31, 2003, and are concentrated in Australia, Canada, Germany and Italy. The Company’s lines of credit generally provide borrowings at the bank reference rate or lower rates, which vary depending on the country where the funds are borrowed. The foreign lines of credit in Canada and Germany have no expiration date as long as the Company is in compliance with all debt covenants (debt to capitalization ratio, and ratio of consolidated operating income to consolidated interest expense). The foreign lines of credit in Australia and Italy have annual expirations of December 31, and are renewed based on financial statement reviews. The Company was in compliance with all financial covenants at December 31, 2003.

Long-term debt at December 31, 2003 consisted of:

2003
(In Thousands)
Subordinated debt due WEC	$227,000
Secured notes, variable rate of 3.15% due semi-annually through 2007 and 2009	4,195
Capitalized lease obligations and other	540

231,735
Less: Current maturities of long-term debt	950

Long-term debt	$230,785

The secured notes are borrowings of the Company’s Italian subsidiary. The proceeds were used to purchase the Company’s manufacturing facility located in Lugnano, Italy. Certain fixed assets of the Italian subsidiary are pledged as collateral.

Remaining scheduled payments on long-term debt in each of the next five years are: 2004 - $1.0 million; 2005 - $0.9 million; 2006 - $1.0 million; 2007 - $1.0 million; 2008 - $0.5 and thereafter $227.3 million.

6.	INCOME TAXES

The Company follows the liability method in accounting for income taxes as prescribed by SFAS No. 109, Accounting for Income Taxes. SFAS 109 requires the recording of deferred assets and liabilities to recognize the expected future tax consequences of events that have been reflected in the Company’s financial statements or tax returns and the adjustment of deferred tax balances to reflect tax rate changes.

The following table is a summary of income tax expense for the year ended December 31:

Income Tax Expense	2003
(In Thousands)
Current tax expense	$11,402
Deferred income taxes - net	6,470

Total income tax expense	$17,872

The provision for income taxes for the years ended December 31, 2003 differs from the amount of income tax determined by applying the U.S. federal statutory income tax rate to pretax income as a result of the following items (in thousands):

	2003
Income Tax Expense	Amount	Tax Rate
Expected tax at federal statutory rates	$17,055	35.0%
State income taxes net of federal benefit	1,173	2.4
Excess of foreign tax provision over U.S. statutory rates	142	0.3
Export tax benefit	(458)	(0.9)
Other, net	(40)	(0.1)

Total income tax expense	$17,872	36.7%

The foreign component of pretax income was $15.4 million for 2003.

The components of deferred income taxes classified as net current assets and net long-term liabilities at December 31, are as follows:

2003
(In Thousands)
CURRENT:
Deferred compensation	$3,344
Inventory	(5,426)
Uncollectible account expense	1,264
Warranty and product related	4,426
Other	2,700

Net current assets	$6,308

LONG-TERM:
Property-related	$(62,778)
Pension benefits	(15,702)
Postretirement benefits	4,400
Deferred compensation	1,979
Other	(4,579)

Net long-term liability	$(76,680)

The Company has not recorded U.S deferred income taxes related to future repatriation of undistributed earnings of foreign subsidiaries. Foreign earnings are considered to be indefinitely reinvested in the foreign operations. These undistributed earnings totaled $24.7 million at December 31, 2003. It is not practical to determine the United States federal income tax liability, if any, which would be payable if such earnings were not indefinitely reinvested.

7.	PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS PLANS

Certain of the Company’s subsidiaries sponsor non-contributory pension plans covering substantially all of their employees. The Company’s funding policies and amounts are consistent with the funding requirements of Federal law and regulations and are calculated using the “entry age (level amount) cost method.”

The Company provides health care and life insurance benefits for certain retired employees. Substantially all Sta-Rite employees hired before July 1, 1991 become eligible for those benefits if they reach normal retirement age while employed by the Company. All employees of Shurflo and Hypro, and Sta-Rite employees hired after July 1, 1991, are not eligible for these benefits after retirement. The postretirement benefit plans other than pensions are not funded.

The following tables reconcile the benefit obligations, plan assets and funded status of the plans, at their December 31 measurement date (in thousands):

	2003
	Pension Benefits	Other Postretirement Benefits
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of period	$72,084	$20,649
Service cost	1,794	249
Interest cost	4,880	1,345
Actuarial loss	5,733	701
Benefits paid	(3,726)	(2,027)
Plan amendments and other	1,067	477

Net benefit obligation at December 31	81,832	21,394
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of period	59,656	—
Actual gain (loss) on plan assets	13,658	—
Employer contributions	527	1,550
Plan participant contributions	—	477
Benefits paid from plan assets	(3,726)	(2,027)

Fair value of plan assets at December 31	70,115	—
Funded status of the plans	(11,717)	(21,395)
Unrecognized net actuarial loss	48,783	6,249
Unrecognized prior service cost	1,317	—
Unrecognized net transition obligation	48	—

NET AMOUNT RECOGNIZED	$38,431	$(15,146)

AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEET:
Prepaid benefit cost	$42,474	$—
Accrued benefit liability	(5,648)	(15,146)
Accumulated other comprehensive income	1,605	—

NET AMOUNT RECOGNIZED	$38,431	$(15,146)

	2003
	Pension Benefits	Other Postretirement Benefits
Weighted-Average Assumptions used to determine benefit obligations at December 31:
Discount rate	6.25%	6.25%
Rate of compensation increase	4.50%	N/A

Weighted-Average Assumptions used to determine net cost for the year ended December 31:
Discount rate (weighted average)	6.75%	6.75%
Expected return on plan assets	9.0%	9.0%
Rate of compensation increase	4.50%	N/A

Assumed health care cost trend rates used to determine benefit obligations at December 31:
Health care cost trend rate assumed for next year	N/A	10.0%
Rate that the cost trend gradually declines to	N/A	5.0%
Year that the rate reaches the rate it is assumed to remain at	N/A	2008

To develop the expected long-term rate of return on assets assumption, the Company considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio. This resulted in the selection of the 9% long-term rate of return on assets assumption.

The accumulated benefit obligation for all pension plans was $70.7 million at December 31, 2003. Information for pension plans with an accumulated benefit obligation in excess of plan assets is as follows:

2003
(In Thousands)
Projected benefit obligation	$6,161
Accumulated benefit obligation	5,934
Fair value of plan assets	581

Net pension (income) expense is made up of the following components for the years ended December 31:

2003
(In Thousands)
Service cost	$1,794
Interest cost on projected benefit obligations	4,880
Expected return on assets	(7,221)
Amortization of transition obligation	10
Amortization of prior service cost	72
Amortization of actuarial loss	1,321
Other, net	1

Net pension (income) expense	$857

Net periodic postretirement health care expenses for the years ended December 31, consist of the following components:

2003
(In Thousands)
Service cost	$249
Interest cost on projected benefit obligations	1,345
Amortization of actuarial loss	191

Net postretirement expense	$1,785

An increase or decrease of one percentage point in the assumed health care cost trend rate for each year would increase or decrease, respectively, the accumulated postretirement benefit obligation as of December 31, 2003, by $1.2 million and $(1.1) million. The impact on the postretirement health care expense in 2003 is immaterial.

Plan Assets - Our pension plan asset allocation at December 31, 2003, and target allocation for 2004 by asset category are as follows:

Asset Category	Target Allocation	% of Plan Assets at December 31
	2004	2003
Equity Securities	72%	72%
Debt Securities	28%	28%

Total	100%	100%

WEC common stock is not included in equity securities. Investment managers are specifically prohibited from investing in WEC securities or any affiliate of WEC except if part of a commingled fund.

The target asset allocation was established by the WEC Board of Directors appointed by the Investment Trust Policy Committee, which oversees investment matters related to all of our funded benefit plans. Asset allocation is monitored by the Investment Trust Policy Committee and support staff on a monthly basis.

Cash Flows -

Employer Contributions	Pension Benefits	Other Postretirement Benefits
	(In Thousands)
2003	527	1,550
2004 (Expected)	421	1,781

Of the $1.8 million expected to be contributed to fund the other postretirement benefit plans during 2004, the entire contribution is discretionary, as the plans are not subject to any minimum regulatory funding requirements. The contribution is expected to be in the form of cash.

Defined Contribution Plans - The Company also sponsors defined contribution plans for eligible employees. Amounts expensed under these plans were $1.0 million for the year ended December 31, 2003.

8.	BUSINESS EQUITY

Other comprehensive income, which includes foreign currency translation gains and losses and minimum pension liability adjustments, are recorded directly in business equity. Details of the current period amounts are reflected in the consolidated statements of business equity. An analysis of the accumulated other comprehensive income balance, included in business equity on the consolidated balance sheets at December 31, is as follows:

2003
(In Thousands)
Foreign currency translation	$8,645
Minimum pension liability, net of tax of $228	(1,011)

$7,634

9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and cash equivalents:	The carrying amount approximates fair value because of the short maturity of these instruments.

Short-term debt:	The carrying amount approximates fair value because of the short maturity of these instruments.

Long-term debt:	The fair value of the Company’s long-term debt is estimated based on the present value of future cash flows using current rates offered to the Company for debt having similar terms to maturity. The carrying amount approximates fair value because of the variable nature of the debt.

Accounts receivable, accounts payable and accruals:	The carrying amounts approximate fair value due to the short-term nature of these items

10.	FUTURE ACCOUNTING STANDARDS

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities”. This standard requires an enterprise that is the primary beneficiary of a variable interest entity to consolidate that entity. The Interpretation was applied to any existing interests in variable interest entities beginning in the third quarter of 2003. In October 2003, the FASB deferred the adoption of FIN 46 for entities commonly referred to as special-purpose entities to the first reporting period ending after December 15, 2003. In December 2003, the FASB revised the effective date for all other types of entities to financial statements for periods after March 15, 2004. As we do not have any variable interest entities, the adoption of the final phase of Interpretation 46 will have no effect on the consolidated financials of the Company.

In January 2004 the FASB issued FASB Staff Position (FSP) No. FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003”. The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) was signed into law in December 2003 and introduced a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.

FASB Statement No. 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions” requires that changes in relevant laws and government benefit programs be considered in measuring current period postretirement benefit costs and the accumulated postretirement benefit obligation (APBO). However, certain accounting issues raised by the Act - in particular, how to account for the federal subsidy - are not explicitly addressed by FASB Statement 106. In addition, significant uncertainties exist for a plan sponsor both as to the direct effects of the Act and its ancillary effects on plan participant’s behavior and health care costs. In accordance with FSP 106 -1, we elected to defer recognition of the effects of the Act on our postretirement benefit cost. Specific authoritative guidance on the accounting for the federal subsidy is pending and that guidance, when issued, could require us to change previously reported information.

11.	CONTINGENCIES

Product Liability - The Company is party to certain product liability claims and legal proceedings arising in the normal course of business. The Company accrues a liability for these claims when a loss is probable and the amount is reasonably estimable. In developing its estimate of any such probable loss, management considers the nature of the damages claimed, available insurance coverage, and other relevant facts. Management re-evaluates the likelihood and amount of loss whenever there are significant changes in facts and circumstances or as new information becomes available.

In February 2004, the Company became aware of a potential product liability claim. Based on the limited information currently available, management does not believe a loss is probable at this point. Accordingly, no liability for this claim has been recorded in the Company’s consolidated balance sheet at December 31, 2003. If a loss did occur, the Company’s maximum exposure regarding this claim would be $2.5 million, as any additional loss would be covered by insurance.

Environmental Matters - The Company is involved in various environmental matters, including matters in which its subsidiaries and/or predecessor entities have been named as potentially responsible parties under the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”). The Company has established accruals for all environmental contingencies of which management is aware in accordance with generally accepted accounting principles. Based on current information, management believes that future costs in excess of the amounts accrued on all presently known and reasonably estimable environmental contingencies will not be material to the Company’s financial position, results of operations or cash flows.

12.	SUBSEQUENT EVENTS

Agreement to Sell the Manufacturing Operations of WICOR, Inc. - On February 4, 2004 WEC announced that they had reached an agreement to sell the Manufacturing Operations of WICOR, Inc. to Pentair, Inc. for $850 million in cash, plus Pentair would assume approximately $22 million of third party debt. This sale is subject to standard regulatory approvals and is expected to close in the second or third quarter of 2004.

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